SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2002

EXCHANGE BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	033-54566	34-1721453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

237 Main Street, Luckey, Ohio	43443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 833-3401

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On July 22, 2002, Exchange Bancshares, Inc. entered into an Employment Agreement with Jeffery A. Robb.  Pursuant to this Employment Agreement, Mr. Robb serves as the Chief Executive Officer and President of Exchange Bancshares, Inc.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not required.
(b)	Proforma financial information.
Not required.
(c)	Exhibits

Exhibit No.	Description	Page
10	Employment Agreement by and between Exchange Bancshares, Inc. and Jeffery A. Robb dated July 22, 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                               EXCHANGE BANCSHARES, INC.

Date:  July 24, 2002

By:	/s/ Marion Layman
Marion Layman President